Exhibit 99.3 SECOND QUARTER 2026 FINANCIAL SUPPLEMENT

ALLY FINANCIAL INC. FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This document and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This document and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “preliminary,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. In particular, forward-looking statements about Ally’s outlook, including expectations regarding net interest margin, adjusted other revenue, net-charge offs, non-interest expenses, capital, average earning assets, and other forward-looking statements are based on our current expectations and are subject to various important factors that could cause actual results to differ materially, including general economic conditions, expectations regarding interest rates and inflation, monetary and fiscal policies in the United States and other jurisdictions, the composition of our balance sheet, including with respect to our loan and securities portfolios, the impact of our strategic initiatives, including recent initiatives involving our Credit Card and Mortgage operations, demand for new and used vehicles, new and used vehicle values and the impact of escalating tariffs and other trade policies on us, our customers and our strategic partners, and the economic impacts, volatility and uncertainty resulting therefrom. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described above and in our Annual Report on Form 10-K for the year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This document and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. This presentation also includes forward-looking non-GAAP financial measures, such as outlooks for Net Interest Margin (ex. OID), Adjusted Other Revenue and Adjusted Noninterest Expense. We are unable to provide a reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the inherent difficulty in forecasting and quantifying the occurrence and financial impact of various items that have not yet occurred, are out of our control or cannot be reasonably predicted. Forward-looking non-GAAP financial measures may vary materially from the corresponding GAAP financial measures. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

ALLY FINANCIAL INC. TABLE OF CONTENTS Page(s) Consolidated Results Consolidated Financial Highlights 4 Consolidated Income Statement 5 Consolidated Period-End Balance Sheet 6 Consolidated Average Balance Sheet 7 Segment Detail Segment Highlights 8 Automotive Finance 9-10 Insurance 11 Corporate Finance 12 Corporate and Other 13 Credit Related Information 14-15 Supplemental Detail Capital 16 Liquidity and Deposits 17 Net Interest Margin 18 Earnings Per Share Related Information 19 Adjusted Tangible Book Per Share Related Information 20 Core ROTCE Related Information 21 Adjusted Efficiency Ratio Related Information 22 3

ALLY FINANCIAL INC. CONSOLIDATED FINANCIAL HIGHLIGHTS ($ in millions, shares in thousands) QUARTERLY TRENDS CHANGE VS. Selected Income Statement Data 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 Net financing revenue $ 1,684 $ 1,589 $ 1,598 $ 1,584 $ 1,516 $ 95 $ 168 (1) Core OID 19 18 17 17 16 1 3 (1) Net financing revenue (excluding Core OID) 1,703 1,607 1,615 1,601 1,532 96 171 Other revenue 602 513 525 584 566 89 36 (2) Repositioning — 0 27 — — (0) — (2) Change in fair value of equity securities (29) 59 (2) (27) (35) (88) 6 (1) Adjusted other revenue 573 572 550 557 531 1 42 Provision for credit losses 430 467 487 415 384 (37) 46 (2) Repositioning — 7 (1) — — (7) — (1) Adjusted provision for credit losses 430 474 486 415 384 (44) 46 (3) Total noninterest expense 1,319 1,235 1,250 1,240 1,262 84 57 (2) Repositioning — — (31) — — — — (1) Noninterest expense (ex. repositioning) 1,319 1,235 1,219 1,240 1,262 84 57 Pre-tax income (loss) from continuing operations 537 400 386 513 436 137 101 Income tax expense (benefit) 127 81 59 115 84 46 43 (Loss) from discontinued operations, net of tax — — — — — — — Net income (Loss) 410 319 327 398 352 91 58 Preferred Dividends 43 28 27 27 28 15 15 Net income (loss) attributable to common shareholders $ 367 $ 291 $ 300 $ 371 $ 324 $ 76 $ 43 Selected Balance Sheet Data (Period-End) Total assets $ 199,772 $ 197,269 $ 196,002 $ 191,711 $ 189,473 $ 2,503 $ 10,299 Consumer loans 104,144 101,973 101,140 101,247 100,953 2,171 3,191 Commercial loans 39,529 37,917 36,314 33,320 32,276 1,612 7,253 Allowance for loan losses (3,576) (3,540) (3,490) (3,460) (3,416) (36) (160) Deposits 154,046 153,152 151,649 148,410 147,866 894 6,180 Total equity 15,491 15,609 15,498 15,117 14,547 (118) 944 Common Share Count Weighted average basic 308,362 310,992 310,792 310,342 309,895 (2,630) (1,534) Weighted average diluted 311,035 313,219 314,264 313,823 312,434 (2,184) (1,399) Issued shares outstanding (period-end) 304,543 307,408 308,493 307,828 307,787 (2,865) (3,244) Per Common Share Data Earnings per share (basic) $ 1.19 $ 0.94 $ 0.97 $ 1.19 $ 1.05 $ 0.26 $ 0.15 Earnings per share (diluted) 1.18 0.93 0.95 1.18 1.04 0.25 0.15 (1) Adjusted earnings per share 1.21 1.11 1.09 1.15 0.99 0.10 0.21 Book value per share 44.38 43.22 42.70 41.56 39.71 1.16 4.67 Tangible book value per share 43.76 42.61 42.10 40.95 39.10 1.16 4.66 (1) Adjusted tangible book value per share 42.12 40.93 40.38 39.19 37.30 1.19 4.83 Select Financial Ratios Net interest margin 3 .59% 3 .48% 3 .48% 3 .51% 3 .41% (1) Net interest margin (ex. Core OID) 3 .63% 3 .52% 3 .51% 3 .55% 3.45 % Cost of funds 3.48% 3.60% 3.69% 3 .80% 3 .88% (1) Cost of funds (ex. Core OID) 3 .43% 3 .55% 3 .63% 3.74% 3.82 % Efficiency Ratio 5 7.7% 58.8% 5 8.9% 5 7.2% 60.6% (1) Adjusted efficiency ratio 4 8.7% 50.8% 50.8% 5 0.0% 50.9% Return on average assets 0 .7% 0.6% 0.6% 0.8% 0.7 % Return on average total equity 9.5% 7 .5% 7.8% 1 0.0% 9.0% Return on average tangible common equity 11.1% 8.9% 9 .4% 12.0% 11.0% (1) Core ROTCE 11.8% 1 1.1% 1 1.1% 1 2.3% 1 1.0% Capital Ratios Common Equity Tier 1 (CET1) capital ratio 10.1% 1 0.1% 1 0.2% 1 0.1% 9.9 % Tier 1 capital ratio 1 1.4% 11.6% 11.7% 11.6% 11.4% Total capital ratio 13.2% 13.4% 13.6% 1 3.4% 1 3.2 % Tier 1 leverage ratio 8.9% 9.2% 9.2% 9.2% 9.1% (1) Represents a non-GAAP financial measure. For more details refer to pages 19-24. (2) For more details refer to pages 23-24. (3) Including but not limited to employee related expenses, commissions and provision for losses and loss adjustment expense related to the insurance business, information technology expenses, servicing expenses, facilities expenses, marketing expenses, and other professional and legal expenses. 4

ALLY FINANCIAL INC.
CONSOLIDATED INCOME STATEMENT

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
	2Q 26	1Q 26	4Q 25	3Q 25	2Q 25	1Q 26	2Q 25
Financing revenue and other interest income							
Interest and fees on finance receivables and loans	$ 2,741	$ 2,658	$ 2,690	$ 2,674	$ 2,624	$ 83	$ 117
Interest on loans held-for-sale	12	9	7	6	6	3	6
Total interest and dividends on investment securities	231	223	234	241	239	8	(8)
Interest-bearing cash	80	81	88	92	95	(1)	(15)
Other earning assets	11	11	10	9	9	—	2
Operating leases	390	392	387	365	352	(2)	38
Total financing revenue and other interest income	3,465	3,374	3,416	3,387	3,325	91	140
Interest expense							
Interest on deposits	1,200	1,233	1,268	1,302	1,329	(33)	(129)
Interest on short-term borrowings	42	19	18	11	5	23	37
Interest on long-term debt	266	265	274	265	258	1	8
Interest on other	4	—	2	—	1	4	3
Total interest expense	1,512	1,517	1,562	1,578	1,593	(5)	(81)
Depreciation expense on operating lease assets	269	268	256	225	216	1	53
Net financing revenue	**$ 1,684**	**$ 1,589**	**$ 1,598**	**$ 1,584**	**$ 1,516**	**$ 95**	**$ 168**
Other revenue							
Insurance premiums and service revenue earned	368	360	366	361	359	8	9
Gain / (loss) on mortgage and automotive loans, net	(6)	(3)	(29)	(3)	(4)	(3)	(2)
Loss on extinguishment of debt	(2)	—	—	—	—	(2)	(2)
Other gain / (loss) on investments, net	76	(21)	21	56	61	97	15
Other income, net of losses	166	177	167	170	150	(11)	16
Total other revenue	**602**	**513**	**525**	**584**	**566**	**89**	**36**
Total net revenue	**2,286**	**2,102**	**2,123**	**2,168**	**2,082**	**184**	**204**
Provision for loan losses	**430**	**467**	**487**	**415**	**384**	**(37)**	**46**
Noninterest expense							
Compensation and benefits expense	458	491	475	447	430	(33)	28
Insurance losses and loss adjustment expenses	208	121	111	141	203	87	5
Goodwill impairment	—	—	—	—	—	—	—
Other operating expenses	653	623	664	652	629	30	24
Total noninterest expense	1,319	1,235	1,250	1,240	1,262	84	57
Pre-tax income (loss) from continuing operations	**$ 537**	**$ 400**	**$ 386**	**$ 513**	**$ 436**	**$ 137**	**$ 101**
Income tax (benefit) / expense from continuing operations	127	81	59	115	84	46	43
Net income (loss) from continuing operations	**410**	**319**	**327**	**398**	**352**	**91**	**58**
Loss from discontinued operations, net of tax	—	—	—	—	—	—	—
Net income (loss)	**$ 410**	**$ 319**	**$ 327**	**$ 398**	**$ 352**	**$ 91**	**$ 58**
Preferred Dividends	43	28	27	27	28	15	15
Net income (loss) available to common shareholders	**$ 367**	**$ 291**	**$ 300**	**$ 371**	**$ 324**	**$ 76**	**$ 43**
Core pre-tax income walk							
Net financing revenue	**$ 1,684**	**$ 1,589**	**$ 1,598**	**$ 1,584**	**$ 1,516**	**$ 95**	**$ 168**
Other revenue	602	513	525	584	566	89	36
Provision for credit losses	430	467	487	415	384	(37)	46
Total noninterest expense	1,319	1,235	1,250	1,240	1,262	84	57
Pre-tax income (loss) from continuing operations	**$ 537**	**$ 400**	**$ 386**	**$ 513**	**$ 436**	**$ 137**	**$ 101**
Core OID [1]	19	18	17	17	16	1	3
Change in the fair value of equity securities [2]	(29)	59	(2)	(27)	(35)	(88)	6
Repositioning [2]	—	(7)	59	—	—	7	—
Core pre-tax income [1]	**$ 527**	**$ 470**	**$ 461**	**$ 502**	**$ 418**	**$ 57**	**$ 109**

(1) Represents a non-GAAP financial measure. For more details refer to pages 19-24.
(2) For more details refer to pages 23-24.
Note: Numbers may not foot due to rounding.

5

ALLY FINANCIAL INC.

CONSOLIDATED PERIOD-END BALANCE SHEET

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Assets	2Q 26	1Q 26	4Q 25	3Q 25	2Q 25	1Q 26	2Q 25
Cash and cash equivalents							
Noninterest-bearing	$ 339	$ 380	$ 405	$ 429	$ 530	$ (41)	$ (191)
Interest-bearing	7,501	9,138	9,625	9,817	10,062	(1,637)	(2,561)
Total cash and cash equivalents	7,840	9,518	10,030	10,246	10,592	(1,678)	(2,752)
Investment securities (1)	28,374	28,238	28,220	27,982	27,896	136	478
Loans held-for-sale, net	406	337	549	179	185	69	221
Finance receivables and loans, net	143,673	139,890	137,454	134,567	133,229	3,783	10,444
Allowance for loan losses	(3,576)	(3,540)	(3,490)	(3,460)	(3,416)	(36)	(160)
Total finance receivables and loans, net	140,097	136,350	133,964	131,107	129,813	3,747	10,284
Investment in operating leases, net	8,585	8,699	8,772	8,599	7,992	(114)	593
Premiums receivable and other insurance assets	2,860	2,817	2,844	2,903	2,893	43	(33)
Other assets	11,610	11,310	11,623	10,695	10,102	300	1,508
Total assets	**$ 199,772**	**$ 197,269**	**$ 196,002**	**$ 191,711**	**$ 189,473**	**$ 2,503**	**$ 10,299**
Liabilities							
Deposit liabilities							
Noninterest-bearing	$ 153	$ 137	$ 125	$ 174	$ 155	$ 16	$ (2)
Interest-bearing	153,893	153,015	151,524	148,236	147,711	878	6,182
Total deposit liabilities	154,046	153,152	151,649	148,410	147,866	894	6,180
Short-term borrowings	5,916	4,126	4,695	3,879	3,856	1,790	2,060
Long-term debt	17,053	17,349	17,070	16,749	15,876	(296)	1,177
Interest payable	895	852	729	1,097	912	43	(17)
Unearned insurance premiums and service revenue	3,693	3,665	3,656	3,648	3,627	28	66
Accrued expense and other liabilities	2,678	2,516	2,705	2,811	2,789	162	(111)
Total liabilities	**$ 184,281**	**$ 181,660**	**$ 180,504**	**$ 176,594**	**$ 174,926**	**$ 2,621**	**$ 9,355**
Equity							
Common stock and paid-in capital (2)	$ 15,125	$ 15,231	$ 15,327	$ 15,310	$ 15,291	$ (106)	$ (166)
Preferred stock	1,976	2,324	2,324	2,324	2,324	(348)	(348)
Retained earnings (accumulated deficit)	1,101	827	633	427	151	274	950
Accumulated other comprehensive loss	(2,711)	(2,773)	(2,786)	(2,944)	(3,219)	62	508
Total equity	15,491	15,609	15,498	15,117	14,547	(118)	944
Total liabilities and equity	**$ 199,772**	**$ 197,269**	**$ 196,002**	**$ 191,711**	**$ 189,473**	**$ 2,503**	**$ 10,299**

(1) Includes Held-to-maturity securities.
(2) Includes Treasury stock.
Note: Numbers may not foot due to rounding.

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ALLY FINANCIAL INC.
CONSOLIDATED AVERAGE BALANCE SHEET (1)

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Assets	2Q 26	1Q 26	4Q 25	3Q 25	2Q 25	1Q 26	2Q 25
Interest-bearing cash and cash equivalents	$ 8,931	$ 9,100	$ 8,983	$ 8,465	$ 8,888	$ (169)	$ 43
Investment securities and other earning assets	29,136	28,954	28,846	28,450	28,359	182	777
Loans held-for-sale, net	238	415	181	141	135	(177)	103
Total finance receivables and loans, net (2)	141,429	137,797	135,674	133,419	132,762	3,632	8,667
Investment in operating leases, net	8,689	8,805	8,753	8,255	7,919	(116)	770
Total interest earning assets	188,423	185,071	182,437	178,730	178,063	3,352	10,360
Noninterest-bearing cash and cash equivalents	265	286	266	251	874	(21)	(609)
Other assets	11,698	11,510	11,654	11,699	11,367	188	331
Allowance for loan losses	(3,521)	(3,501)	(3,460)	(3,437)	(3,397)	(20)	(124)
Total assets	**$ 196,865**	**$ 193,366**	**$ 190,897**	**$ 187,243**	**$ 186,907**	**$ 3,499**	**$ 9,958**
Liabilities							
Interest-bearing deposit liabilities							
Retail deposit liabilities	$ 144,431	$ 144,106	$ 141,750	$ 142,364	$ 143,492	$ 325	$ 939
Other interest-bearing deposit liabilities (3)	8,015	7,616	7,123	5,127	4,806	399	3,209
Total interest-bearing deposit liabilities	152,446	151,722	148,873	147,491	148,298	724	4,148
Short-term borrowings	4,377	1,941	1,794	897	475	2,436	3,902
Long-term debt (4)	17,090	17,049	17,249	16,375	16,129	41	961
Total interest-bearing liabilities (4)	173,913	170,712	167,916	164,763	164,902	3,201	9,011
Noninterest-bearing deposit liabilities	145	145	155	169	146	—	(1)
Other liabilities	6,948	6,727	7,320	7,362	7,463	221	(515)
Total liabilities	**$ 181,006**	**$ 177,584**	**$ 175,391**	**$ 172,294**	**$ 172,511**	**$ 3,422**	**$ 8,495**
Equity							
Total equity	$ 15,859	$ 15,782	$ 15,506	$ 14,949	$ 14,396	$ 77	$ 1,463
Total liabilities and equity	**$ 196,865**	**$ 193,366**	**$ 190,897**	**$ 187,243**	**$ 186,907**	**$ 3,499**	**$ 9,958**

(1) Average balances are calculated using a combination of monthly and daily average methodologies.
(2) Nonperforming finance receivables and loans are included in the average balances net of unearned income, unamortized premiums and discounts, and deferred fees and costs.
(3) Includes brokered (inclusive of sweep deposits) and other deposits.
(4) Includes average Core OID balance of $643 million in 2Q26, $661 million in 1Q26, $679 million in 4Q25, $696 million in 3Q25, and $713 million in 2Q25.
Note: Numbers may not foot due to rounding.

7

ALLY FINANCIAL INC. SEGMENT HIGHLIGHTS QUARTERLY TRENDS CHANGE VS. ($ in millions) Pre-tax Income / (Loss) 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 Automotive Finance $ 410 $ 336 $ 372 $ 421 $ 472 $ 74 $ (62) Insurance 53 28 91 79 28 25 25 Dealer Financial Services 463 364 463 500 500 99 (37) Corporate Finance 122 94 98 95 96 28 26 (1) Corporate and Other (48) (58) (175) (82) (160) 10 112 Pre-tax income (loss) from continuing operations $ 537 $ 400 $ 386 $ 513 $ 436 $ 137 $ 101 (2) (3) Core OID 19 18 17 17 16 1 3 (4) Change in the fair value of equity securities (29) 59 (2) (27) (35) (88) 6 (4) Repositioning and other — (7) 59 — — 7 — (3) Core pre-tax income $ 527 $ 470 $ 461 $ 502 $ 418 $ 57 $ 109 (1) Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities, consumer mortgage portfolio, and Ally Invest activity. (2) Core OID for all periods shown are applied to the pre-tax income of the Corporate and Other segment. (3) Represents a non-GAAP measure. For more details refer to pages 19-24. (4) For more details refer to pages 23-24. Note: Numbers may not foot due to rounding. 8

ALLY FINANCIAL INC.
AUTOMOTIVE FINANCE – CONDENSED FINANCIAL STATEMENTS

ally

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	**2Q 26**	**1Q 26**	**4Q 25**	**3Q 25**	**2Q 25**	**1Q 26**	**2Q 25**
Net financing revenue							
Consumer	$ 2,013	$ 1,960	$ 1,980	$ 1,961	$ 1,918	$ 53	$ 95
Commercial	354	332	341	338	329	22	25
Loans held-for-sale	6	3	3	2	4	3	2
Operating leases	390	392	387	365	352	(2)	38
Total financing revenue and other interest income	2,763	2,687	2,711	2,666	2,603	76	160
Interest expense	1,178	1,128	1,145	1,128	1,093	50	85
Depreciation expense on operating lease assets:							
Depreciation expense on operating lease assets (ex. remarketing)	267	258	246	227	216	10	51
Remarketing (gains) loss, net of repo valuation	2	10	11	(1)	–	(8)	2
Total depreciation expense on operating lease assets	269	268	256	225	216	1	53
Net financing revenue	1,316	1,291	1,310	1,313	1,294	25	22
Other revenue							
Total other revenue	104	105	99	96	97	(1)	7
Total net revenue	1,420	1,396	1,409	1,409	1,391	24	29
Provision for credit losses	442	468	478	410	387	(26)	55
Noninterest expense							
Compensation and benefits	177	191	172	172	166	(14)	11
Other operating expenses	391	401	387	406	366	(10)	25
Total noninterest expense	568	592	559	578	532	(24)	36
Pre-tax income	**$ 410**	**$ 336**	**$ 372**	**$ 421**	**$ 472**	**$ 74**	**$ (62)**
Memo: Net lease revenue							
Operating lease revenue	$ 390	$ 392	$ 387	$ 365	$ 352	$ (2)	$ 38
Depreciation expense on operating lease assets (ex. remarketing)	267	258	246	227	216	10	51
Remarketing (gains) loss, net of repo valuation	2	10	11	(1)	–	(8)	2
Total depreciation expense on operating lease assets	269	268	256	225	216	1	53
Net lease revenue	**$ 121**	**$ 124**	**$ 131**	**$ 140**	**$ 136**	**$ (3)**	**$ (15)**
Balance Sheet (Period-End)							
Loans held-for-sale, net	$ 33	$ 27	$ 12	$ 15	$ 15	$ 6	$ 18
Consumer loans	89,217	86,685	85,561	84,994	84,371	2,532	4,846
Commercial loans	25,562	23,938	23,143	21,784	21,066	1,624	4,496
Allowance for loan losses	(3,398)	(3,300)	(3,256)	(3,233)	(3,221)	(98)	(177)
Total finance receivables and loans, net	111,381	107,323	105,448	103,545	102,216	4,058	9,165
Investment in operating leases, net	8,585	8,699	8,772	8,599	7,992	(114)	593
Other assets	1,540	1,563	1,521	1,567	1,486	(23)	54
Total assets	**$ 121,539**	**$ 117,612**	**$ 115,753**	**$ 113,726**	**$ 111,709**	**$ 3,927**	**$ 9,830**

Note: Numbers may not foot due to rounding.

9

ALLY FINANCIAL INC. AUTOMOTIVE FINANCE - KEY STATISTICS QUARTERLY TRENDS CHANGE VS. 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 (1) U.S. Consumer Originations ($ in billions) Retail standard - new vehicle GM $ 1.4 $ 1.2 $ 1.3 $ 1.2 $ 1.1 $ 0.2 $ 0.3 Retail standard - new vehicle Stellantis 0.7 0.6 0.6 0.6 0.6 0.1 0.1 Retail standard - new vehicle Other 2.1 1.4 1.3 1.3 1.4 0.8 0.7 Used vehicle 8.3 7.5 6.7 7.0 6.7 0.7 1.6 Lease 0.7 0.7 0.9 1.5 1.1 0.0 (0.4) Total originations $ 13.3 $ 11.5 $ 10.8 $ 11.7 $ 11.0 $ 1.8 $ 2.3 U.S. Consumer Originations - FICO Score Super prime (760-999) $ 3.9 $ 3.0 $ 2.9 $ 3.3 $ 3.2 $ 1.0 $ 0.8 High prime (720-759) 1.9 1.5 1.5 1.7 1.6 0.4 0.3 Prime (660-719) 3.2 2.9 2.7 3.1 2.9 0.3 0.3 Prime/Near (620-659) 2.0 2.0 1.8 1.9 1.8 0.1 0.3 Non-Prime (540-619) 1.2 1.1 1.0 0.9 0.8 0.1 0.4 Sub-Prime (0-539) 0.2 0.2 0.2 0.2 0.1 (0.0) 0.1 No FICO (Primarily CSG) 0.7 0.8 0.8 0.7 0.6 (0.0) 0.1 Total originations $ 13.3 $ 11.5 $ 10.8 $ 11.7 $ 11.0 $ 1.8 $ 2.3 U.S. Consumer Retail Originations - Average FICO New vehicle 735 725 726 725 726 11 9 Used vehicle 702 696 697 702 703 7 (1) Total retail originations 713 703 706 708 710 9 3 U.S. Market New light vehicle sales (SAAR - units in millions) 16.2 15.4 15.7 16.6 16.2 0.8 0.0 New light vehicle sales (quarterly - units in millions) 4.2 3.7 4.0 4.1 4.2 0.5 0.0 Dealer Engagement (2) Total Active DFS Dealers 21,629 21,403 21,370 21,548 21,687 226 (58) Total Application Volume (000s) 4,550 4,414 3,811 3,992 3,877 136 673 Ally U.S. Commercial Outstandings EOP ($ in billions) Floorplan outstandings $ 17.6 $ 16.1 $ 15.9 $ 15.4 $ 14.7 $ 1.5 $ 2.9 Dealer loans and other 8.0 7.9 7.2 6.4 6.4 0.1 1.6 Total Commercial outstandings $ 25.6 $ 23.9 $ 23.1 $ 21.8 $ 21.1 $ 1.6 $ 4.5 U.S. Off-Lease Remarketing Off-lease vehicles terminated - on-balance sheet (# in units) 19,510 15,162 16,525 21,608 26,302 4,348 (6,792) Average gain (loss) per vehicle $ (82) $ (663) $ (635) $ 53 $ 14 $ 581 $ (96) Total gain (loss) ($ in millions) $ (2) $ (10) $ (11) $ 1 $ — $ 8 $ (2) (1) Some standard rate loan originations contain manufacturer sponsored cash back rebate incentives. Some lease originations contain rate subvention. While Ally may jointly develop marketing programs for these originations, Ally does not have exclusive rights to such originations under operating agreements with manufacturers. (2) A dealer is considered to have an active relationship with us if we provided automotive financing, remarketing, or insurance services during the three months ended June 30, 2026. Note: Numbers may not foot due to rounding. 10

ALLY FINANCIAL INC.

INSURANCE – CONDENSED FINANCIAL STATEMENTS AND KEY STATISTICS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement *(GAAP View)*	2Q 26	1Q 26	4Q 25	3Q 25	2Q 25	1Q 26	2Q 25
Net financing revenue							
Total interest and fees on finance receivables and loans [1]	$ 5	$ 6	$ 5	$ 5	$ 4	$ (1)	$ 1
Interest and dividends on investment securities	41	38	40	39	36	3	5
Interest bearing cash	5	5	5	5	5	—	—
Total financing revenue and other interest revenue	51	49	50	49	45	2	6
Interest expense	13	13	14	16	15	—	(2)
Net financing revenue	38	36	36	33	30	2	8
Other revenue							
Insurance premiums and service revenue earned	368	360	366	361	359	8	9
Other gain / (loss) on investments, net	76	(21)	21	56	59	97	17
Other income, net of losses	5	3	3	3	4	2	1
Total other revenue	449	342	390	420	422	107	27
Total net revenue	487	378	426	453	452	109	35
Noninterest expense							
Compensation and benefits expense	30	32	28	29	26	(2)	4
Insurance losses and loss adjustment expenses	208	121	111	141	203	87	5
Other operating expenses	196	197	196	204	195	(1)	1
Total noninterest expense	434	350	335	374	424	84	10
Pre-tax income (loss)	**$ 53**	**$ 28**	**$ 91**	**$ 79**	**$ 28**	**$ 25**	**$ 25**
Memo: Income Statement (Managerial View)							
Insurance premiums and other income							
Insurance premiums and service revenue earned	$ 368	$ 360	$ 366	$ 361	$ 359	$ 8	$ 9
Investment income and other (adjusted) [2]	85	74	55	62	59	11	26
Other income	5	3	3	3	4	2	1
Total insurance premiums and other income	458	437	424	426	422	21	36
Expense							
Insurance losses and loss adjustment expenses	208	121	111	141	203	87	5
Acquisition and underwriting expenses							
Compensation and benefit expense	30	32	28	29	26	(2)	4
Insurance commission expense	151	152	155	158	155	(2)	(4)
Other expense	45	45	41	46	40	1	5
Total acquisition and underwriting expense	226	229	224	233	221	(3)	5
Total expense	434	350	335	374	424	84	10
Core pre-tax (loss) / income [2]	24	87	89	52	(2)	(63)	26
Change in the fair value of equity securities [3]	29	(59)	2	27	30	88	(1)
Income (loss) before income tax expense	**$ 53**	**$ 28**	**$ 91**	**$ 79**	**$ 28**	**$ 25**	**$ 25**
Balance Sheet (Period-End)							
Cash and investment securities	$ 5,889	$ 5,778	$ 5,841	$ 5,845	$ 5,728	$ 111	$ 161
Intercompany loans [1]	814	854	807	696	687	(40)	127
Premiums receivable and other insurance assets	2,880	2,836	2,863	2,921	2,910	44	(30)
Other assets	448	420	420	386	380	28	68
Total assets	**$ 10,031**	**$ 9,888**	**$ 9,931**	**$ 9,848**	**$ 9,705**	**$ 143**	**$ 326**
Key Statistics							
Total written premiums and revenue [4]	$ 382	$ 389	$ 384	$ 385	$ 349	$ (7)	$ 33
Loss ratio [5]	56.0 %	33.2 %	30.0 %	38.7 %	56.0 %		
Underwriting expense ratio [6]	60.7 %	63.0 %	60.7 %	63.9 %	61.1 %		
Combined ratio	**116.7 %**	**96.2 %**	**90.7 %**	**102.6 %**	**117.1 %**		

(1) Intercompany activity represents excess liquidity placed with corporate segment.
(2) Represents a non-GAAP financial measure. For more details refer to pages 19-24.
(3) For more details refer to pages 23-24.
(4) Written premiums are net of ceded premium for reinsurance.
(5) Loss ratio is calculated as Insurance losses and loss adjustment expenses divided by Insurance premiums and service revenue earned and Other income, net of losses.
(6) Underwriting expense ratio is calculated as Compensation and benefits expense and Other operating expenses divided by Insurance premiums and service revenue earned and Other income, net of losses.
Note: Numbers may not foot due to rounding.

11

ALLY FINANCIAL INC.
CORPORATE FINANCE – CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	2Q 26	1Q 26	4Q 25	3Q 25	2Q 25	1Q 26	2Q 25
Net financing revenue							
Total financing revenue and other interest income	$ 252	$ 243	$ 240	$ 238	$ 233	$ 9	$ 19
Interest expense	136	130	129	127	125	6	11
Net financing revenue	116	113	111	111	108	3	8
Total other revenue	29	35	31	25	19	(6)	10
Total net revenue	145	148	142	136	127	(3)	18
Provision for loan losses	(12)	8	11	8	(2)	(20)	(10)
Noninterest expense							
Compensation and benefits expense	20	26	19	19	19	(6)	1
Other operating expense	15	20	14	14	14	(5)	1
Total noninterest expense	35	46	33	33	33	(11)	2
Pre-tax income	**$ 122**	**$ 94**	**$ 98**	**$ 95**	**$ 96**	**$ 28**	**$ 26**
Change in the fair value of equity securities (1)	0	0	(0)	0	(0)	0	0
Core pre-tax income (2)	$ 122	$ 94	$ 98	$ 95	$ 96	$ 28	$ 26
Balance Sheet (Period-End)							
Equity securities	$ 2	$ 2	$ 1	$ 1	$ 1	$ —	$ 1
Loans held for sale, net	169	121	87	78	68	48	101
Commercial loans	13,687	13,714	12,930	11,289	10,968	(27)	2,719
Allowance for loan losses	(164)	(226)	(219)	(207)	(175)	62	11
Total finance receivables and loans, net	13,523	13,488	12,711	11,082	10,793	35	2,730
Other assets	199	192	190	182	178	7	21
Total assets	**$ 13,893**	**$ 13,803**	**$ 12,989**	**$ 11,343**	**$ 11,040**	**$ 90**	**$ 2,853**

(1) For more details refer to pages 23-24.
(2) Represents a non-GAAP financial measure. For more details refer to pages 19-24.
Note: Numbers may not foot due to rounding.

12

ALLY FINANCIAL INC.

CORPORATE AND OTHER – CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	**2Q 26**	**1Q 26**	**4Q 25**	**3Q 25**	**2Q 25**	**1Q 26**	**2Q 25**
Net financing revenue							
Total financing revenue and other interest income	$ 399	$ 395	$ 415	$ 434	$ 444	$ 4	$ (45)
Interest expense	185	246	274	307	360	(61)	(175)
Net financing revenue	214	149	141	127	84	65	130
Other revenue							
Other gain/(loss) on investments, net	—	—	—	—	2	—	(2)
Gain/(loss) on mortgage and automotive loans, net	2	—	(27)	—	(2)	2	4
Other income, net of losses (1)	20	31	32	43	28	(11)	(8)
Loss on extinguishment of debt	(2)	—	—	—	—	(2)	(2)
Total other revenue	20	31	5	43	28	(11)	(8)
Total net revenue	234	180	146	170	112	54	122
Provision for loan losses	—	(9)	(2)	(3)	(1)	9	1
Noninterest expense							
Compensation and benefits expense	231	242	256	227	219	(11)	12
Other operating expense (2)	51	5	67	28	54	46	(3)
Total noninterest expense	282	247	323	255	273	35	9
Pre-tax income (loss)	**$ (48)**	**$ (58)**	**$ (175)**	**$ (82)**	**$ (160)**	**$ 10**	**$ 112**
Change in the fair value of equity securities (3)	—	—	—	—	(4)	—	4
Core OID (4)	19	18	17	17	16	1	3
Repositioning (3)	—	(7)	59	—	—	7	—
Core pre-tax income (loss) (4)	$ (29)	$ (47)	$ (99)	$ (65)	$ (148)	$ 18	$ 119
Balance Sheet (Period-End)							
Cash, trading and investment securities	$ 30,323	$ 31,976	$ 32,408	$ 32,382	$ 32,759	$ (1,653)	$ (2,436)
Loans held-for-sale, net	204	189	450	86	102	15	102
Consumer loans	14,927	15,288	15,579	16,253	16,582	(361)	(1,655)
Commercial loans	279	259	233	237	230	20	49
Intercompany loans (5)	(814)	(854)	(807)	(696)	(687)	40	(127)
Allowance for loan losses	(14)	(14)	(15)	(20)	(20)	—	6
Total finance receivables and loans, net	14,378	14,679	14,990	15,774	16,105	(301)	(1,727)
Other assets	9,404	9,122	9,481	8,552	8,053	282	1,351
Total assets	**$ 54,309**	**$ 55,966**	**$ 57,329**	**$ 56,794**	**$ 57,019**	**$ (1,657)**	**$ (2,710)**

Core OID Amortization Schedule (4)	**2026**	**2027**	**2028**	**2029**	**2030 & After**
Remaining Core OID amortization expense	$ 40	$ 89	$ 104	$ 122	Avg = $139/yr

(1) Includes the impact of centralized asset and liability management, corporate overhead allocation activities, consumer mortgage portfolio, and Ally Invest activity.
(2) Other operating expenses includes corporate overhead allocated to the other business segments. Amounts of corporate overhead allocated were $300 million for 2Q26, $315 million for 1Q26, $294 million for 4Q25, $298 million for 3Q25, and $281 million for 2Q25. The receiving business segment records the allocation of corporate overhead expense within other operating expenses.
(3) For more details refer to pages 23-24.
(4) Represents a non-GAAP financial measure. For more details refer to pages 23-24.
(5) Intercompany loans related to activity between Insurance and Corporate and Other for liquidity purposes.
Note: Numbers may not foot due to rounding.

13

ALLY FINANCIAL INC. CREDIT RELATED INFORMATION ($ in millions) QUARTERLY TRENDS CHANGE VS. (1) Asset Quality - Consolidated 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 Ending loan balance $ 143,673 $ 139,890 $ 137,454 $ 133,229 $ 134,567 $ 3,783 $ 10,444 30+ Accruing DPD $ 3,547 $ 3,231 $ 3,671 $ 3,345 $ 3,401 $ 316 $ 202 30+ Accruing DPD % 2.47% 2.31% 2.67% 2 .51% 2.53% 60+ Accruing DPD $ 933 $ 846 $ 984 $ 883 $ 883 $ 87 $ 50 60+ Accruing DPD % 0 .65% 0 .60% 0 .72% 0 .66% 0 .66 % Non-performing loans (NPLs) $ 1,226 $ 1,306 $ 1,366 $ 1,359 $ 1,353 $ (80) $ (133) Net charge-offs (NCOs) $ 394 $ 417 $ 452 $ 366 $ 395 $ (23) $ 28 (2) Net charge-off rate 1 .11% 1.21% 1.34% 1 .10% 1 .18 % Provision for loan losses $ 430 $ 467 $ 487 $ 384 $ 415 $ (37) $ 46 Allowance for loan losses (ALLL) $ 3,576 $ 3,540 $ 3,490 $ 3,416 $ 3,460 $ 36 $ 160 (3) (4) ALLL as % of Loans 2.49% 2 .53% 2.54% 2 .56% 2.57% (3) ALLL as % of NPLs 292% 2 71% 2 55% 2 51% 256% (3) ALLL as % of NCOs 227% 2 12% 1 92% 2 34% 219% (5) U.S. Auto Delinquencies - HFI Retail Contract $'s 30+ Delinquent contract $ $ 3,470 $ 3,197 $ 3,630 $ 3,301 $ 3,340 $ 273 $ 169 % of retail contract $ outstanding 3 .89% 3.69% 4 .24% 3 .91% 3 .93% 60+ Delinquent contract $ $ 930 $ 842 $ 974 $ 879 $ 877 $ 88 $ 51 % of retail contract $ outstanding 1 .04% 0 .97% 1 .14% 1 .04% 1.03 % U.S. Auto Annualized Net Charge-Offs - HFI Retail Contract $'s Net charge-offs $ 344 $ 424 $ 454 $ 366 $ 399 $ (80) $ (22) (2) % of avg. HFI assets 1 .57% 1.97% 2 .14% 1 .75% 1 .88% (6) U.S. Auto Annualized Net Charge-Offs - HFI Commercial Contract $'s Net charge-offs $ — $ — $ — $ — $ — $ — $ — (2) % of avg. HFI assets — % — % —% (0.01) % (0.01)% (1) Loans within this table are classified as held-for-investment recorded at amortized cost as these loans are included in our allowance for loan losses. (2) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value, conditional repurchase loans and loans held- for-sale during the year for each loan category. (3) Excludes provision for credit losses related to our reserve for unfunded commitments. (4) ALLL coverage ratios are based on the allowance for loan losses related to loans held-for-investment excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts. (5) Auto delinquency metrics include accruing contracts only. (6) Commercial Auto data includes Insurance advances. Note: Numbers may not foot due to rounding. 14

ALLY FINANCIAL INC. CREDIT RELATED INFORMATION, CONTINUED ($ in millions) (1) Automotive Finance QUARTERLY TRENDS CHANGE VS. Consumer 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 Net Charge-offs $ 344 $ 424 $ 454 $ 399 $ 366 $ (80) $ (22) Allowance for loan losses $ 3,345 $ 3,250 $ 3,208 $ 3,186 $ 3,166 $ 95 $ 179 (2) Total consumer loans $ 89,184 $ 86,662 $ 85,568 $ 84,994 $ 84,365 $ 2,522 $ 4,819 (3) Coverage ratio 3 .75% 3 .75% 3 .75% 3.75% 3.75% (4) Commercial Net Charge-offs $ — $ — $ — $ — $ — $ — $ — Allowance for loan losses $ 53 $ 50 $ 48 $ 47 $ 55 $ 3 $ (2) Total commercial loans $ 25,563 $ 23,944 $ 23,151 $ 21,794 $ 21,078 $ 1,619 $ 4,485 Coverage ratio 0.21% 0.21% 0 .21% 0 .21% 0.26% (1) Consumer Mortgage Net Charge-offs $ (1) $ (8) $ (1) $ (3) $ — $ 7 $ (1) Allowance for loan losses $ 10 $ 11 $ 12 $ 17 $ 17 $ (1) $ (7) Total consumer loans $ 14,960 $ 15,311 $ 15,572 $ 16,253 $ 16,588 $ (351) $ (1,628) Coverage ratio 0.07% 0 .07% 0.07% 0 .10% 0 .10% (1) Corporate Finance Net Charge-offs $ 51 $ 1 $ (1) $ (1) $ — $ 50 $ 51 Allowance for loan losses $ 164 $ 226 $ 219 $ 207 $ 175 $ (62) $ (11) Total commercial loans $ 13,687 $ 13,714 $ 12,930 $ 11,289 $ 10,968 $ (27) $ 2,719 Coverage ratio 1.19% 1.65% 1 .69% 1.83% 1 ..60% (1) Corporate and Other Net Charge-offs $ — $ — $ — $ — $ — $ — $ — Allowance for loan losses $ 4 $ 3 $ 3 $ 3 $ 3 $ 1 $ 1 Total commercial loans $ 279 $ 259 $ 233 $ 237 $ 230 $ 20 $ 49 Coverage ratio 1 ..36% 1.36% 1 .38% 1 .36% 1 .36% (1) ALLL coverage ratios are based on the domestic allowance as a percentage of finance receivables and loans reported at their gross carrying value, which includes the principal amount outstanding, net of unearned income, unamortized deferred fees reduced by costs on originated loans, unamortized premiums and discounts on purchased loans, unamortized basis adjustments arising from the designation of finance receivables and loans as the hedged item in qualifying fair value hedge relationships, and cumulative principal charge-offs. Excludes loans held at fair value. (2) Includes ($33M) of fair value adjustment for loans in hedge accounting relationships in 2Q26, ($23M) in 1Q26, $7M in 4Q25, $0M in 3Q25 and ($6M) in 2Q25. (3) Excludes ($33M) of fair value adjustment for loans in hedge accounting relationships in 2Q26, ($23M) in 1Q26, $7M in 4Q25, $0M in 3Q25 and ($6M) in 2Q25. (4) Commercial Auto data includes Insurance advances. Note: Numbers may not foot due to rounding. 15

ALLY FINANCIAL INC. CAPITAL ($ in billions) QUARTERLY TRENDS CHANGE VS. Capital 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 Risk-weighted assets $ 156.8 $ 155.2 $ 152.8 $ 150.7 $ 151.3 $ 1.6 $ 5.5 10.1% 10.1% 1 0.2% 10.1% 9.9 % Common Equity Tier 1 (CET1) capital ratio Tier 1 capital ratio 11.4% 1 1.6% 11.7% 11.6% 1 1.4 % Total capital ratio 1 3.2% 1 3.4% 13.6% 1 3.4% 13.2% (1) (2) 6.7% 6 .6% 6 .6% 6 .6% 6 .4% Tangible common equity / Tangible assets (1) Tangible common equity / Risk-weighted assets 8 .5% 8.4% 8 .5% 8 .4% 8.0% Shareholders’ equity $ 15.5 $ 15.6 $ 15.5 $ 15.1 $ 14.5 $ (0.1) $ 1.0 less: Certain AOCI items and other adjustments 2.4 2.4 2.5 2.4 2.7 — (0.3) Preferred equity (2.0) (2.3) (2.3) (2.3) (2.3) 0.3 0.3 Common Equity Tier 1 capital $ 15.9 $ 15.7 $ 15.6 $ 15.2 $ 15.0 $ 0.2 $ 0.9 Common Equity Tier 1 capital $ 15.9 $ 15.7 $ 15.6 $ 15.2 $ 15.0 $ 0.2 $ 0.9 add: Preferred equity 2.0 2.3 2.3 2.3 2.3 (0.3) (0.3) less: Other adjustments (0.1) (0.1) (0.1) (0.1) (0.1) — — Tier 1 capital $ 17.8 $ 17.9 $ 17.9 $ 17.4 $ 17.2 $ (0.1) $ 0.6 Tier 1 capital $ 17.8 $ 17.9 $ 17.9 $ 17.4 $ 17.2 $ (0.1) $ 0.6 add: Qualifying subordinated debt 1.0 1.0 1.0 1.0 1.0 — — Allowance for loan and lease losses includible in Tier 2 capital and other adjustments 1.9 1.9 1.9 1.8 1.8 — 0.1 Total capital $ 20.7 $ 20.8 $ 20.7 $ 20.3 $ 20.0 $ (0.1) $ 0.7 Total shareholders' equity $ 15.5 $ 15.6 $ 15.5 $ 15.1 $ 14.5 $ (0.1) $ 1.0 less: Preferred equity (2.0) (2.3) (2.3) (2.3) (2.3) 0.3 0.3 Goodwill and intangible assets, net of deferred tax liabilities (0.2) (0.2) (0.2) (0.2) (0.2) — — (1) Tangible common equity $ 13.3 $ 13.1 $ 13.0 $ 12.6 $ 12.0 $ 0.2 $ 1.3 Total assets $ 199.7 $ 197.3 $ 196.0 $ 191.7 $ 189.5 $ 2.4 $ 10.2 less: Goodwill and intangible assets, net of deferred tax liabilities (0.2) (0.2) (0.2) (0.2) (0.2) — — (2) Tangible assets $ 199.5 $ 197.1 $ 195.8 $ 191.5 $ 189.3 $ 2.4 $ 10.2 (1) Represents a non-GAAP financial measure. For more details refer to pages 23-24. (2) Ally defines tangible assets as total assets less goodwill and intangible assets, net of deferred tax liabilities. Note: Numbers may not foot due to rounding. 16

ALLY FINANCIAL INC. LIQUIDITY AND DEPOSITS QUARTERLY TRENDS CHANGE VS. Consolidated Available Liquidity ($ in billions) 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 (1) Liquid cash and cash equivalents $ 7.5 $ 8.9 $ 9.7 $ 9.5 $ 10.0 $ (1.4) $ (2.5) (2) Highly liquid securities 20.6 20.4 20.3 19.9 19.2 0.2 1.4 Subtotal $ 28.2 $ 29.3 $ 30.0 $ 29.5 $ 29.2 $ (1.1) $ (1.0) FHLB Unused Pledged Borrowing Capacity 7.5 9.5 9.1 10.3 10.7 (2.0) (3.2) FRB Discount Window Unused Pledged Capacity 27.2 27.0 26.9 26.9 26.9 0.2 0.3 Total unused pledged capacity $ 34.7 $ 36.5 $ 36.0 $ 37.2 $ 37.6 $ (1.8) $ (2.9) Total current available liquidity $ 62.8 $ 65.8 $ 66.1 $ 66.6 $ 66.8 $ (3.0) $ (4.0) 2031 & Unsecured Long-Term Debt Maturity Profile 2026 2027 2028 2029 2030 After (3) Consolidated remaining maturities $ — $ 1.5 $ 0.8 $ 1.6 $ 0.8 $ 5.3 Ally Bank Deposits Key Deposit Statistics Average retail CD duration (months) 17.8 17.6 17.4 17.2 17.1 0.2 0.7 Average retail deposit rate 3 .12% 3 .26% 3.35% 3 .48% 3.58 % End of Period Deposit Levels ($ in millions) Retail $ 143,566 $ 146,132 $ 143,529 $ 141,843 $ 143,158 $ (2,566) $ 408 Brokered & other 10,480 7,020 8,120 6,567 4,708 3,460 5,772 Total deposits $1 54,046 $ 153,152 $ 151,649 $1 48,410 $1 47,866 $ 894 $ 6,180 Deposit Mix Retail CD 22% 2 3% 23% 2 4% 25 % MMA/OSA/Checking 7 2% 73% 71% 71% 72% Brokered & other 6% 4% 6% 5% 3% (1) May include the restricted cash accumulation for retained notes maturing within the following 30 days and returned to Ally on the distribution date. (2) Includes unencumbered UST, Agency-backed securities, and highly liquid Corporates. (3) Excludes retail notes and credit linked notes; as of 06/30/26. Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs. Note: Numbers may not foot due to rounding. 17

ALLY FINANCIAL INC. NET INTEREST MARGIN QUARTERLY TRENDS CHANGE VS. ($ in millions) 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 Average Balance Details $ 87,535 $ 85,858 $ 84,865 $ 84,592 $ 83,858 $ 1,677 $ 3,677 Retail Auto Loans 8,689 8,805 8,753 8,255 7,919 (116) 770 Auto Lease (net of dep.) 16,834 15,466 15,956 14,771 14,570 1,368 2,264 Dealer Floorplan Other Dealer Loans 7,886 7,460 6,541 6,348 6,293 426 1,593 13,811 13,348 12,078 11,085 11,079 463 2,732 Corporate Finance (1) 15,200 15,708 16,070 16,458 16,798 (508) (1,598) Mortgage (4) 8,931 9,100 8,983 8,465 8,888 (169) 43 Cash and Cash Equivalents Investment Securities and Other 29,537 29,326 29,191 28,756 28,658 211 879 Total Earning Assets $ 188,423 $ 185,071 $ 182,437 $ 178,730 $ 178,063 $ 3,352 $ 10,360 Interest Revenue 3,196 3,106 3,160 3,162 3,109 90 87 (2) Unsecured Debt (ex. Core OID balance) $ 10,489 $ 10,654 $ 11,273 $ 11,598 $ 11,171 $ (165) $ (682) Secured Debt 3,187 2,860 2,604 1,780 1,794 327 1,393 (3) 152,591 151,867 149,028 147,660 148,444 724 4,147 Deposits Other Borrowings 8,433 6,137 5,845 4,590 4,352 2,296 4,081 (2) Total Funding Sources (ex. Core OID balance) $ 174,701 $ 171,518 $ 168,750 $ 165,628 $ 165,761 $ 3,183 $ 8,940 (2) Interest Expense (ex. Core OID) 1,493 1,499 1,545 1,561 1,577 (6) (84) (2) Net Financing Revenue (ex. Core OID) $ 1,703 $ 1,607 $ 1,615 $ 1,601 $ 1,532 $ 96 $ 171 Net Interest Margin (yield details) 9 .28% 9.30% 9 .32% 9.28% 9.27% (0.02) % 0 .01 % Retail Auto Loan 9 .25% 9.27% 9 .27% 9.21% 9.19% (0.02)% 0 .06% Retail Auto Loan (excl. hedge impact) 5 .61% 5 .73% 5 .93% 6 .70% 6 .88% (0.12)% (1.27)% Auto Lease (net of dep.) Dealer Floorplan 5.55% 5 .70% 5.91% 6.42% 6.41% (0.15)% (0.86)% Other Dealer Loans 6.02% 5.94% 5 .68% 5 .66% 5.64% 0 .08% 0.38% 7 ..36% 7.43% 7 .98% 8 .59% 8 .52% (0.07) % (1.16)% Corporate Finance (1) Mortgage 3.16% 3.21% 3 .13% 3.14% 3.17% (0.05)% (0.01) % (4) Cash and Cash Equivalents 3 .57% 3.61% 3 .89% 4.28% 4.32% (0.04) % (0.75)% Investment Securities and Other 3 .34% 3 .28% 3 .34% 3 .47% 3 .50% 0 .06% (0.16)% 6 .80% 6.81% 6 .87% 7.02% 7 .00% (0.01) % (0.20)% Total Earning Assets (2) 6 .43% 6.44% 6.36% 6.33% 6.42% (0.01)% 0.01 % Unsecured Debt (ex. Core OID & Core OID balance) Secured Debt 4 .87% 5 .17% 5 .14% 5 .41% 5.51% (0.30)% (0.64) % (3) Deposits 3 .15% 3 .29% 3 .38% 3 .50% 3.59% (0.14)% (0.44) % (5) Other Borrowings 4 .11% 4.02% 4 .21% 4 .26% 4.15% 0.09% (0.04) % (2) Total Funding Sources (ex. Core OID & Core OID balance) 3.43% 3 .55% 3 .63% 3 .74% 3.82% (0.12) % (0.39)% NIM (as reported) 3 .59% 3 .48% 3 .48% 3 .51% 3 .41% 0.11% 0 .18% (2) NIM (ex. Core OID & Core OID balance) 3 .63% 3.52% 3 .51% 3.55% 3.45% 0 .11% 0.18% (1) Mortgage loans in run-off at the Corporate and Other segment. (2) Represents a non-GAAP financial measure. Excludes Core OID from interest expense and Core OID balance from Unsecured Debt. For more details refer to pages 23-24. (3) Includes retail, brokered, and other deposits. Other includes sweep deposits and other deposits. (4) Includes interest expense related to margin received on derivative contracts. Excluding this expense, annualized yields were 3.62% for 2Q26, 3.61% for 1Q26, 3.88% for 4Q25, 4.28% for 3Q25, and 4.35% for 2Q25. (5) Includes FHLB Borrowings, Repurchase Agreements and other. Note: Numbers may not foot due to rounding. 18

ALLY FINANCIAL INC. EARNINGS PER SHARE RELATED INFORMATION ($ in millions, shares in thousands) QUARTERLY TRENDS CHANGE VS. Earnings Per Share Data 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 GAAP net income (loss) attributable to common shareholders $ 367 $ 291 $ 300 $ 371 $ 324 $ 76 $ 43 Weighted-average common shares outstanding - basic 308,362 310,992 310,792 310,342 309,895 (2,630) (1,534) Weighted-average common shares outstanding - diluted 311,035 313,219 314,264 313,823 312,434 (2,184) (1,399) Issued shares outstanding (period-end) 304,543 307,408 308,493 307,828 307,787 (2,865) (3,244) Net income (loss) per share - basic $ 1.19 $ 0.94 $ 0.97 $ 1.19 $ 1.05 $ 0.26 $ 0.15 Net income (loss) per share - diluted $ 1.18 $ 0.93 $ 0.95 $ 1.18 $ 1.04 $ 0.25 $ 0.15 (1) Adjusted Earnings per Share ( Adjusted EPS ) Numerator GAAP net income (loss) attributable to common shareholders $ 367 $ 291 $ 300 $ 371 $ 324 $ 76 $ 43 Discontinued operations, net of tax — — — — — — — (2) Core OID 19 18 17 17 16 1 3 (3) Change in the fair value of equity securities (29) 59 (2) (27) (35) (88) 6 Core OID, repositioning & change in the fair value of equity securities tax (tax rate 21%) 2 (15) (16) 2 4 17 (2) (3) Repositioning — (7) 59 — — 7 — Significant discrete tax items — — (18) — — — — Capital Actions (preferred redemption) 15 — — — — 15 15 (2) Core net income attributable to common shareholders $ 375 $ 346 $ 341 $ 363 $ 309 $ 29 $ 65 Denominator Weighted-average common shares outstanding - basic or diluted as applicable 311,035 313,219 314,264 313,823 312,434 (2,184) (1,399) (1) Adjusted EPS $ 1.21 $ 1.11 $ 1.09 $ 1.15 $ 0.99 $ 0.10 $ 0.21 GAAP original issue discount amortization expense $ 20 $ 19 $ 19 $ 19 $ 18 $ 1 $ 2 Other OID (1) (1) (2) (2) (2) (0) 1 (2) Core original issue discount (Core OID) amortization expense $ 19 $ 18 $ 17 $ 17 $ 16 $ 1 $ 3 GAAP outstanding original issue discount balance $ (649) $ (670) $ (689) $ (708) $ (727) $ 20 $ 77 Other outstanding OID balance 16 17 18 20 22 (1) (6) (2) Core outstanding original issue discount balance (Core OID balance) $ (634) $ (653) $ (671) $ (688) $ (705) $ 19 $ 71 GAAP Net Financing Revenue $ 1,684 $ 1,589 $ 1,598 $ 1,584 $ 1,516 $ 95 $ 168 (2) Core OID 19 18 17 17 16 1 3 (2) Net Financing Revenue (ex. Core OID) $ 1,703 $ 1,607 $ 1,615 $ 1,601 $ 1,532 $ 96 $ 171 GAAP Other Revenue $ 602 $ 513 $ 525 $ 584 $ 566 $ 89 $ 36 (3) Repositioning — 0 27 — — (0) — (3) Change in the fair value of equity securities (29) 59 (2) (27) (35) (88) 6 (3) Adjusted Other Revenue $ 573 $ 572 $ 550 $ 557 $ 531 $ 1 $ 42 GAAP Provision Expense $ 430 $ 467 $ 487 $ 415 $ 384 $ (37) $ 46 (3) Repositioning — 7 (1) — — (7) — (3) Adjusted Provision (ex. Repositioning) $ 430 $ 474 $ 486 $ 415 $ 384 $ (44) $ 46 GAAP Noninterest Expense $ 1,319 $ 1,235 $ 1,250 $ 1,240 $ 1,262 $ 84 $ 57 (3) Repositioning and other — — (31) — — — — (2) Adjusted Noninterest Expense $ 1,319 $ 1,235 $ 1,219 $ 1,240 $ 1,262 $ 84 $ 57 (1) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax- effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See pages 23-24 for details. (2) Represents a non-GAAP financial measure. For more details refer to pages 23-24. (3) For more details refer to pages 23-24. Note: Numbers may not foot due to rounding. 19

ALLY FINANCIAL INC.

ADJUSTED TANGIBLE BOOK PER SHARE RELATED INFORMATION

ally

($ in millions, shares in thousands)	QUARTERLY TRENDS					CHANGE VS.	
Adjusted Tangible Book Value Per Share ("Adjusted TBVPS") Information	**2Q 26**	**1Q 26**	**4Q 25**	**3Q 25**	**2Q 25**	**1Q 26**	**2Q 25**
Numerator							
GAAP shareholders' equity	**$ 15,491**	**$ 15,609**	**$ 15,498**	**$ 15,117**	**$ 14,547**	**$ (118)**	**$ 944**
Preferred equity	(1,976)	(2,324)	(2,324)	(2,324)	(2,324)	348	348
GAAP common shareholders' equity	**$ 13,515**	**$ 13,285**	**$ 13,174**	**$ 12,793**	**$ 12,223**	**$ 230**	**$ 1,292**
Goodwill and identifiable intangibles, net of DTLs	(187)	(187)	(187)	(187)	(187)	0	0
Tangible common equity (1)	13,328	13,098	12,987	12,606	12,036	230	1,292
Tax-effected Core OID balance *(21% tax rate)* (1)	(501)	(516)	(530)	(544)	(557)	15	56
Adjusted tangible book value (2)	**$ 12,827**	**$ 12,582**	**$ 12,457**	**$ 12,062**	**$ 11,479**	**$ 245**	**$ 1,348**
Denominator							
Issued shares outstanding (period-end, thousands)	**304,543**	**307,408**	**308,493**	**307,828**	**307,787**	**(2,865)**	**(3,244)**
GAAP shareholders' equity per share	**$ 50.87**	**$ 50.78**	**$ 50.24**	**$ 49.11**	**$ 47.26**	**$ 0.09**	**$ 3.60**
Preferred equity per share	(6.49)	(7.56)	(7.53)	(7.55)	(7.55)	1.07	1.06
GAAP common shareholders' equity per share	**$ 44.38**	**$ 43.22**	**$ 42.70**	**$ 41.56**	**$ 39.71**	**$ 1.16**	**$ 4.67**
Goodwill and identifiable intangibles, net of DTLs per share	(0.61)	(0.61)	(0.61)	(0.61)	(0.61)	(0.01)	(0.01)
Tangible common equity per share (1)	43.76	42.61	42.10	40.95	39.10	1.16	4.66
Tax-effected Core OID balance *(21% tax rate)* per share (1)	(1.64)	(1.68)	(1.72)	(1.77)	(1.81)	0.03	0.16
Adjusted tangible book value per share (2)	**$ 42.12**	**$ 40.93**	**$ 40.38**	**$ 39.19**	**$ 37.30**	**$ 1.19**	**$ 4.83**

(1) Represents a non-GAAP financial measure. For more details refer to pages 23-24.
(2) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered.
Note: Numbers may not foot due to rounding.

20

ALLY FINANCIAL INC.
CORE ROTCE RELATED INFORMATION

ally

($ in millions) unless noted otherwise

Core Return on Tangible Common Equity ("Core ROTCE")	QUARTERLY TRENDS 2Q 26	1Q 26	4Q 25	3Q 25	2Q 25	CHANGE VS. 1Q 26	2Q 25
Numerator							
GAAP net income (loss) attributable to common shareholders	**$ 367**	**$ 291**	**$ 300**	**$ 371**	**$ 324**	**$ 76**	**$ 43**
Discontinued operations, net of tax	—	—	—	—	—	—	—
Core OID [2]	19	18	17	17	16	1	3
Change in the fair value of equity securities [2]	(29)	59	(2)	(27)	(35)	(88)	6
Core OID, repositioning & change in the fair value of equity securities tax *(tax rate 21%)*	2	(15)	(16)	2	4	17	(2)
Repositioning [2]	—	(7)	59	—	—	7	—
Significant discrete tax items	—	—	(18)	—	—	—	—
Capital Actions (preferred redemption)	15	—	—	—	—	15	15
Core net income attributable to common shareholders [1]	**$ 375**	**$ 346**	**$ 341**	**$ 363**	**$ 309**	**$ 29**	**$ 66**
Denominator (average, $ millions)							
GAAP shareholders' equity	**$ 15,550**	**$ 15,554**	**$ 15,308**	**$ 14,832**	**$ 14,390**	**$ (4)**	**$ 1,161**
Preferred equity	(2,150)	(2,324)	(2,324)	(2,324)	(2,324)	174	174
GAAP common shareholders' equity	**$ 13,400**	**$ 13,230**	**$ 12,984**	**$ 12,508**	**$ 12,066**	**$ 171**	**$ 1,335**
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")	(187)	(187)	(187)	(187)	(241)	0	54
Tangible common equity	$ 13,213	$ 13,042	$ 12,796	$ 12,321	$ 11,824	$ 171	$ 1,389
Tax-effected Core OID balance *(tax rate 21%)*	(508)	(523)	(537)	(550)	(563)	15	55
Adjusted Tangible Common Equity [1]	**$ 12,705**	**$ 12,520**	**$ 12,260**	**$ 11,771**	**$ 11,261**	**$ 185**	**$ 1,444**
Core Return on Tangible Common Equity [3]	**11.8%**	**11.1%**	**11.1%**	**12.3%**	**11.0%**		

(1) Represents a non-GAAP measure. See pages 23-24 for methodology and detail.
(2) For more details see pages 23-24.
(3) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for tax-effected Core OID balance. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.
(1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.
(2) In the denominator, GAAP shareholders' equity is adjusted for goodwill and identifiable intangibles net of DTL, and tax-effected Core OID balance.
Note: Numbers may not foot due to rounding.

21

ALLY FINANCIAL INC. ADJUSTED EFFICIENCY RATIO RELATED INFORMATION ($ in millions) QUARTERLY TRENDS CHANGE VS. Adjusted Efficiency Ratio Calculation 2Q 26 1Q 26 4Q 25 3Q 25 2Q 25 1Q 26 2Q 25 Numerator GAAP Noninterest Expense $ 1,319 $ 1,235 $ 1,250 $ 1,240 $ 1,262 $ 84 $ 57 Insurance expense (434) (350) (335) (374) (424) (84) (10) (2) Repositioning — — (31) — — — — Adjusted noninterest expense for the efficiency ratio $ 885 $ 885 $ 884 $ 866 $ 838 $ — $ 47 Denominator Total net revenue $ 2,286 $ 2,102 $ 2,123 $ 2,168 $ 2,082 $ 184 $ 204 (2) Core OID 19 18 17 17 16 1 3 Insurance revenue (487) (378) (426) (453) (452) (109) (35) (2) Repositioning — 0 27 — — — — Adjusted net revenue for the efficiency ratio $ 1,818 $ 1,742 $ 1,741 $ 1,732 $ 1,646 $ 76 $ 172 (1) Adjusted Efficiency Ratio 4 8.7% 5 0.8% 5 0.8% 5 0.0% 5 0.9% (1) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, Rep and warrant expense, and repositioning and other which is primarily related to the extinguishment of high cost legacy debt, strategic activities and significant one-time items, as applicable for respective periods. In the denominator, total net revenue is adjusted for Insurance segment revenue, Core OID, and repositioning items. See page 11 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business. (2) For more details see pages 23-24. Note: Numbers may not foot due to rounding. 22

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Adjusted Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. 3) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring and significant other one-time items, as applicable for respective periods. 4) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business' expenses excluding nonrecurring items. 5) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. 6) Adjusted Provision for Credit Losses is a non-GAAP financial measure that adjusts GAAP provision for credit losses for repositioning items. Management believes adjusted provision for credit losses is a helpful financial metric because it enables the reader better understand the business’ expenses excluding nonrecurring items. 7) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax- effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. 8) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. 9) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 23

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Adjusted Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 10) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. 11) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. 12) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. 13) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre- tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. 14) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for tax-effected Core OID balance. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, and tax-effected Core OID balance. 15) Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income. 16) Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. 17) Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. 18) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, amounts related to nonrecurring business transactions or pending transactions, and significant other one-time items. 19) Adjusted Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for tax-effected Core OID balance 24